Exhibit 99.1

Innovaro Reports Financial Results for Quarter Ended September 30, 2010

Tampa, FL — (Business Wire) – November 12, 2010 –Innovaro, Inc. (NYSE Amex: INV), today announced financial results for the three and nine months ended September 30, 2010.

Third Quarter 2010 Summary

•	Third quarter 2010 revenue increased by 50% over second quarter 2010 and 80% over third quarter 2009;

•	Strategic Services revenue increased by 74% over second quarter 2010 and 116% over third quarter 2009;

•	Insights and Research revenue increased by 1.5% over second quarter 2010 and 50% over third quarter 2009;

•	Technology Marketplaces revenue decreased by 10% over second quarter 2010 and 39% over third quarter 2009;

•

Completed the sale of 1,481,481 shares of its common stock along with warrants to purchase up to 2,375,000 shares of common stock in a registered offering raising approximately $3.2 million after advisory fees

•	Paid $1.0 million in debt repayments during the quarter;

•	Innovation management software platform R&D costs of $298,000 for the third quarter of 2010;

•	Non-cash amortization and other charges of $544,000 for the third quarter of 2010: and

•	Non-cash impairment charges for the third quarter totaled $11.6 million.

Results of Operations

Three Months Ended September 30, 2010 Operating Results

For the quarter ended September 30, 2010, revenue was $4.2 million as compared to $2.3 million for the quarter ended September 30, 2009. Total expenses were $17.2 million for the quarter ended September 30, 2010 as compared to $3.4 million for quarter ended September 30, 2009. Net loss from operations for the quarter ended September 30, 2010 was ($13.2) million as compared to ($1.0) million for the quarter ended September 30, 2009.

As of September 30, 2010, management concluded that the decline in the Company’s stock price was other than short-term in nature. This conclusion, coupled with the severity of the decline, triggered a review for impairment outside of the Company’s next scheduled annual impairment evaluation date of December 31, 2010. Due to the decline of the market capitalization of the Company’s common stock, third party valuations were performed to determine the fair value of the Company’s respective reporting units. As a result of the valuations and certain other reviews, included in the $13.2 million loss for the three months ended September 30, 2010 is an $11.6 million impairment loss and a $1.1 million capital loss.

Nine Months Ended September 30, 2010 Operating Results

For the nine months ended September 30, 2010, revenue was $9.3 million as compared to $7.8 million for the nine months ended September 30, 2009. Total expenses were $25.0 million for the nine months ended September 30, 2010 as compared to $17.3 million for nine months ended September 30, 2009. Net loss from operations for the nine months ended September 30, 2010 was ($16.0) million as compared to ($9.3) million for the nine months ended September 30, 2009. Included in the $16.0 million loss for the nine months ended September 30, 2010 is the $11.6 million impairment loss and $1.1 million capital loss discussed above.

Financial Position Information

Innovaro, Inc.

Consolidated Balance Sheets

	September 30, 2010 (Unaudited)	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$2,208,344	$2,118,970
Accounts receivable, net	2,793,957	1,481,548
Certificates of deposit	—	492,246
Available-for-sale securities	146,800	729,800
Investments under cost method	—	588,085
Prepaid expenses and other assets	388,179	569,829

Total current assets	5,537,280	5,980,478
Investments under cost method	564,085	—
Investments under equity method	329,310	—
Note receivable and accrued interest	1,674,000	1,596,000
Fixed assets, net	6,911,601	8,388,263
Goodwill	6,437,453	15,874,139
Intangible assets, net	6,461,035	8,492,301

Total assets	$27,914,764	$40,331,181

LIABILITIES
Current liabilities:
Accounts payable	$647,204	$454,509
Accrued expenses	2,391,917	462,802
Accrued severance payable	—	876,400
Deferred revenue	1,024,044	1,634,096
Current maturities of long-term debt	154,590	975,360
Derivative liabilities	508,599	664,972

Total current liabilities	4,726,354	5,068,139
Long-term debt, less current maturities	5,380,156	5,353,892
Deferred tax liability	894,789	1,303,031

Total liabilities	11,001,299	11,725,062

EQUITY
Innovaro stockholders’ equity:

Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 29,000,000 shares authorized; 14,602,419 and 12,286,768 shares issued; 14,136,275 and 11,797,140 shares outstanding at September 30, 2010 and December 31, 2009, respectively	141,363	117,971
Additional paid-in capital	84,807,424	81,010,460
Total accumulated loss under Investment Company Accounting	(52,073,915)	(52,073,915)
Accumulated income (deficit) under Operating Company Accounting:
Accumulated deficit	(16,637,091)	(624,006)
Accumulated other comprehensive income (loss)	147,997	175,609

Total Innovaro stockholders’ equity	16,385,778	28,606,119
Noncontrolling interest	527,687	—

Total equity	16,913,465	28,606,119

Total liabilities and equity	$27,914,764	$40,331,181

Innovaro, Inc.

Consolidated Statements of Operations

(Unaudited)

	Operating Company Accounting	Investment Company Accounting	Operating Company Accounting	Investment Company Accounting
	Three Months Ended Sept. 30, 2010	Three Months Ended Sept. 30, 2009	Nine Months Ended Sept. 30, 2010	Nine Months Ended Sept. 30, 2009
Revenue / Income from operations:
Strategic services	$3,337,416	$1,544,407	$6,684,046	$4,798,695
Technology marketplaces	220,825	362,446	783,073	1,179,098
Insights and research	648,173	432,228	1,810,501	1,727,267
Investment income, net	—	2,100	—	59,604

	4,206,414	2,341,181	9,277,620	7,764,664

Expenses:
Direct costs of revenue	3,488,993	1,573,358	6,538,396	5,679,371
Salaries and wages	648,118	533,942	2,117,273	4,768,390
Professional fees	142,494	229,700	509,591	649,723
Research and development	297,587	—	848,241	—
Sales and marketing	18,867	65,673	456,744	354,988
General and administrative	593,136	620,721	1,770,808	2,286,193
Depreciation and amortization	388,095	384,686	1,184,503	1,206,777
Impairment loss	11,620,708	—	11,620,708	2,368,458

	17,197,998	3,408,080	25,046,264	17,313,900

Other (income) and expense:
Other (income) expense	283,239	—	126,850	—
Interest expense, net	235,136	—	512,374	—

	518,375		639,224
Loss before income taxes	(13,509,959)	(1,066,899)	(16,407,868)	(9,549,236)
Provision for income tax benefit	(300,529)	(36,000)	(390,338)	(208,585)

Net loss from operations	(13,209,430)	(1,030,899)	(16,017,530)	(9,340,651)

Net realized and unrealized gains (losses) from investment company activity:
Net realized gains (losses) on investments	—	(12,156,063)	—	(49,591,193)
Net change in unrealized appreciation (depreciation) of investments	—	10,768,155	—	44,292,068

Net loss / Net decrease in net assets from operations	$(13,209,430)	$(2,418,807)	$(16,017,530)	$(14,639,776)

Net loss attributable to noncontrolling interest	(2,084)		(4,445)

Net loss attributable to Innovaro stockholders	$(13,207,346)		$(16,013,085)

Net loss attributable to Innovaro stockholders per share / Net decrease in net assets from operations per share: Basic and diluted	$(0.91)	$(0.21)	$(1.26)	$(1.30)

Weighted average shares outstanding: Basic and diluted	14,536,396	11,561,091	12,745,278	11,257,663

Conference Call Information

We will host a live conference call at 4:30 p.m. ET today to discuss the results. Investors and analysts are invited to attend the conference call.

Investors and analysts can participate in the call by dialing:

US & Canada: 877-554-2421

UK: 0-800-028-8438

Other International Callers: 706-679-7207

Please reference conference ID# 23538043

About Innovaro, Inc.

Innovaro, Inc. is a comprehensive end-to-end innovation solution provider. With fully scalable solutions, whether for a global 1000 company or small R&D lab or university scientist, we help our clients create breakthrough innovation, realize latent value in their IP and accelerate their innovations to market. Leading companies trust us to create profitable growth, new revenue streams, enduring capabilities and lasting value through innovation. For more information about us, please visit our website at www.innovaro.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward looking statements can generally be identified as such because the context of the statement will include words such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Certain factors could cause actual results to differ materially from those projected in these forward looking statements and these factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This press release is available at www.innovaro.com.

Contacts:

Innovaro

Tania Bernier

media@innovaro.com

813-754-4330 x223